UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 8, 2007

Black Box Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-18706	95-3086563
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1000 Park Drive
Lawrence, Pennsylvania		15055
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (724) 746-5500
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.
     On February 28, 2007, Black Box Corporation (the “Company”), along with certain of its direct and indirect subsidiaries (collectively, the “Loan Parties”), the Lenders (defined below) and the Agent (defined below) entered into a waiver letter (the “Waiver”) with respect to the Second Amended and Restated Credit Agreement dated as of January 24, 2005, as amended (the “Credit Agreement”), by and among the Loan Parties, the lenders parties thereto (the “Lenders”) and Citizens Bank of Pennsylvania, as administrative agent for the Lenders (the “Agent”).
     Pursuant to the Waiver, the Agent and the Lenders waived any defaults under the Credit Agreement resulting from the failure of the Loan Parties to timely deliver the Company’s unaudited financial statements and the related compliance certificate for its fiscal third quarter ended December 30, 2006 and from the failure of the Company to timely file with the Securities and Exchange Commission (the “SEC”) its Quarterly Report on Form 10-Q for such period. The Waiver originally was granted for the period through May 28, 2007. By letter dated May 28, 2007, the Agent and all of the Lenders extended the period for which the Waiver is effective through June 29, 2007.
     By letter dated June 11, 2007, the Agent and the Lenders have further extended the period for which the Waiver is effective through July 31, 2007. In addition, pursuant to this letter, the Agent and the Lenders waived, also through July 31, 2007, any defaults under the Credit Agreement that would result should the Loan Parties fail to timely deliver the Company’s audited financial statements and related compliance certificate for its fiscal year ended March 31, 2007 and from the failure of the Company to timely file with the SEC its Annual Report on Form 10-K for such period.
     A copy of the press release relating to this matter is attached as Exhibit 99.1 and is incorporated herein by reference.
Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On June 8, 2007, the Company received a Staff Determination Letter from The Nasdaq Stock Market (“NASDAQ”) stating that the Company is not in compliance with the filing requirements for continued listing as set forth in NASDAQ Marketplace Rule 4310(c)(14) and, therefore, its common stock is subject to delisting. As anticipated, the letter was issued in accordance with NASDAQ procedures due to the previously-disclosed delayed filing of the Company’s Annual Report on Form 10-K for its fiscal year ended March 31, 2007 (the “Form
10-K”).
     On June 12, 2007, the Company requested that NASDAQ grant an extension through July 23, 2007 with respect to the filing of the Form 10-K, as well as its Quarterly Report on Form 10-Q for the quarter ended December 30, 2006, and any required restatements.
     A copy of the press release relating to this matter is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 14, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Box Corporation

Date: June 14, 2007	By:	/s/ Michael McAndrew

Michael McAndrew Chief Financial Officer, Treasurer and Principal Accounting Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated June 14, 2007